UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place Suite 700 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2015, the Board of Directors of The Babcock & Wilcox Company (the “Company”) approved the spin-off of the Company’s Power Generation business through the pro rata distribution of shares of Babcock & Wilcox Enterprises, Inc. (“New B&W”) to holders of the Company’s common stock (the “Distribution”). The Distribution is expected to be completed on June 30, 2015 (the “Distribution Date”) and the Company will change its name to BWX Technologies, Inc. on the same date.

Following the Distribution, New B&W will be a separate, publicly traded company operating as Babcock & Wilcox, and the Company will not retain any ownership interest in New B&W. The Company’s stockholders will generally receive one share of New B&W common stock for every two shares of Company common stock held at the close of business on June 18, 2015, the record date of the spin-off. Fractional shares of New B&W common stock will not be distributed, and any fractional share of New B&W common stock otherwise issuable to a Company stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment with respect to such fractional share.

In order to effect the Distribution and govern the Company’s relationship with New B&W after the Distribution, the Company entered into a Master Separation Agreement with New B&W on June 8, 2015. Among other things, the Master Separation Agreement generally provides that, upon completion of the Distribution, New B&W will directly or indirectly hold:

•	all of the assets owned by the Company or any of its subsidiaries which are reflected on New B&W’s most recent pro forma combined balance sheet set forth in the information statement included in New B&W’s registration statement on Form 10, or subsequently-acquired or created assets that would have been reflected on a pro forma balance sheet dated as of the time of the spin-off, and

•	all other assets held by New B&W, the Company, or any of their respective subsidiaries used primarily in or that primarily relate to New B&W’s business on or prior to the Distribution Date, subject to certain exceptions.

In addition, New B&W will be subject to:

•	all outstanding liabilities reflected on New B&W’s most recent pro forma combined balance sheet set forth in the information statement included in New B&W’s registration statement on Form 10, or subsequently-incurred or accrued liabilities that would have been reflected on a pro forma balance sheet dated as of the time of the spin-off, and

•	liabilities New B&W has assumed under the Master Separation Agreement, including, generally, any liability arising primarily out of New B&W’s assets or the operation of New B&W’s business and a percentage of certain liabilities shared with the Company, and other ancillary agreements.

In general, under the Master Separation Agreement, New B&W has agreed to indemnify the Company and its representatives and affiliates against certain liabilities from third-party claims to the extent relating to, arising out of or resulting from:

•	New B&W’s failure to discharge any of its liabilities;

•	New B&W’s failure to perform any of its agreements with the Company;

•	the operation of New B&W’s business, whether before or after the spin-off;

•	any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the information statement that is included in New B&W’s registration statement on Form 10, other than certain information relating to the Company; and

•	a percentage of certain liabilities that are to be shared with the Company.

In general, under the Master Separation Agreement, the Company agreed to indemnify New B&W against certain liabilities from third-party claims to the extent relating to, arising out of or resulting from:

•	the failure of the Company to discharge any liability of the Company;

•	the failure of the Company to perform any agreement of the Company with New B&W;

•	any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the information statement that is included in New B&W’s registration statement on Form 10, only for certain information relating to the Company;

•	the use by the Company of the New B&W name or similar name in any corporate name or in any of their respective business or operations; and

•	a percentage of certain liabilities that are to be shared with New B&W.

Under the Master Separation Agreement, New B&W generally releases the Company and its successors and assigns, and the Company generally releases New B&W and its successors and assigns, from any liabilities between New B&W or its subsidiaries on the one hand, and the Company or its subsidiaries on the other hand, arising from acts or events occurring on or before the spin-off, including acts or events occurring in connection with the separation or Distribution. This release will include the release of substantially all intercompany payables between the Company and New B&W. The general release does not apply to obligations under the Master Separation Agreement or any ancillary agreement, to specified ongoing contractual arrangements or to matters where the serving of such release would result in the release of any third parties.

The foregoing description of the Master Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Separation Agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference.

In addition to the Master Separation Agreement, the Company and New B&W entered into other ancillary agreements in connection with the Distribution, including an Employee Matters Agreement, which is filed as Exhibit 10.1 to this Current Report and described under Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2015, in connection with the Distribution, Mr. Stephen G. Hanks, Mr. Thomas A. Christopher, Mr. Brian K. Ferraioli, Mr. Larry L. Weyers and Mr. E. James Ferland resigned as members of the Board of Directors of the Company and have been appointed to the Board of Directors of New B&W. These resignations will be effective as of the Distribution Date. On the same date, the Company’s Board of Directors appointed Mr. P. Sandy Baker, Mr. Robert W. Goldman, Mr. Robb A. LeMasters and Mr. Charles W. Pryor, Jr. to be members of the Board of Directors of the Company effective as of July 1, 2015. Further, the Board of Directors of the Company decreased the size of the Board from nine to eight members effective as of the Distribution Date.

Also on June 8, 2015, in connection with the Distribution, Mr. Ferland, our President and Chief Executive Officer and Mr. Elias Gideon, our Senior Vice President and Chief Business Development Officer, resigned from their positions with the Company effective as of the Distribution Date. Mr. Anthony S. Colatrella, our Senior Vice President and Chief Financial Officer, is expected to leave the Company following the Distribution Date. Mr. Ferland will serve as Chief Executive Officer of New B&W and Chairman of its Board of Directors and Mr. Gedeon will serve as Senior Vice President and Chief Business Development Officer of New B&W.

On the same date, Mr. John A. Fees was appointed as Executive Chairman of the Company, Mr. Baker was appointed as Chief Executive Officer and President, Mr. David S. Black was appointed as Senior Vice President, Chief Financial Officer and Treasurer and Mr. Jason S. Kerr was appointed as Vice President and Chief Accounting Officer, in each case, effective as of the Distribution Date.

Mr. Fees, age 57, is the Chairman of our Board of Directors and has served in that capacity since July 2010. From October 2008 to July 2010, he was Chief Executive Officer and a director of McDermott International, Inc. (“McDermott”), where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of B&W to McDermott’s shareholders. Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at B&W for over 31 years. During his time with B&W, Mr. Fees held numerous management and executive positions within B&W when it was a McDermott subsidiary. He has led initiatives to acquire key assets for the company, divest non-performing businesses, and create significant shareholder value in the B&W operating businesses. Mr. Fees serves on the Board of Brookfield Infrastructure Partners.

Mr. Baker, age 67, has served as President of Babcock & Wilcox Government and Nuclear Operations, Inc., our principal operating subsidiary providing precision nuclear components, equipment and fuels for government and commercial uses, since June 2014. He had previously served as President of Babcock & Wilcox Nuclear Operations Group, Inc. (“B&W NOG”) since April 2011. He joined B&W in 1971 and has served in various capacities with B&W NOG, including most recently as Vice President of Programs, Contracts and Central Planning from August 2009 to April 2011; Manager, Programs from August 2006 to August 2009 and Manager, Project Management of the Nuclear Operations Division from January 2005 to August 2006. His earlier positions include Project Manager of the Advanced Carrier Program at B&W NOG, President and General Manager of BWXT of Ohio, Inc., Managing Director of our former subsidiary, Babcock & Wilcox Egypt SAE, and General Manager of Engineering Research, Inc., one of our Department of Defense businesses.

Mr. Black, age 53, has served as our Vice President and Chief Accounting Officer since July 2010. Previously, Mr. Black served as our Vice President and Controller since January 2007 and Vice President and Controller of one of our subsidiaries, also named BWX Technologies, Inc. from September 2003 to January 2007. He joined B&W in 1991 as General Accounting Manager for the Nuclear Environmental Services Division.

Mr. Kerr, age 38, has served as our Controller since April 2014, and previously served as Assistant Controller since joining the Company in November 2010. Prior to joining the Company, Mr. Kerr served as a Senior Manager with Deloitte & Touche LLP, a public accounting firm. Mr. Kerr is a certified public accountant with significant experience serving multi-national corporations, primarily in the manufacturing industry.

The Company and New B&W entered into an Employee Matters Agreement on June 8, 2015 that provides for, among other things, certain benefit protections for employees and for the treatment of equity awards. The foregoing description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the Employee Matters Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Also on June 8, 2015, our Board of Directors amended the Company’s certificate of incorporation to change the name of the Company from The Babcock & Wilcox Company to BWX Technologies, Inc. In connection with the Company’s name change, the Company will change its ticker symbol from “BWC” to “BWXT.” The name change will be effective on June 30, 2015. The ticker symbol change will be effective on July 1, 2015.

Our Board of Directors also amended the Company’s bylaws on the same date to (a) change the name of the Company from The Babcock & Wilcox Company to BWX Technologies, Inc., (b) provide for an Executive Chairman officer position and (c) remove the retirement age limitation for directors and add a 10 year term limitation for directors. These bylaw amendments will be effective July 1, 2015.

The foregoing description of the amendment to our certificate of incorporation and our bylaws does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment and our Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report and incorporated by reference herein.

Item 8.01 Other Events.

The Company issued a press release on June 8, 2015 announcing the declaration of the Distribution by the Board of Directors of the Company and related information. The press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Master Separation Agreement between The Babcock & Wilcox Company and Babcock & Wilcox Enterprises, Inc. dated as of June 8, 2015

3.1	Form of Certificate of Amendment to Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws effective as of July 1, 2015

10.1	Employee Matters Agreement between The Babcock & Wilcox Company and Babcock & Wilcox Enterprises, Inc. dated as of June 8, 2015

99.1	Press release dated June 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

BY:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

Date: June 8, 2015

EXHIBIT INDEX

No.	Description

2.1	Master Separation Agreement between The Babcock & Wilcox Company and Babcock & Wilcox Enterprises, Inc. dated as of June 8, 2015

3.1	Form of Certificate of Amendment to Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws effective as of July 1, 2015

10.1	Employee Matters Agreement between The Babcock & Wilcox Company and Babcock & Wilcox Enterprises, Inc. dated as of June 8, 2015

99.1	Press release dated June 8, 2015